UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2015

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 27, 2015, Levi Strauss & Co. (the “Company”) entered into an indenture (the “Indenture”) in connection with the Company’s offering of $500.0 million aggregate principal amount of 5.00% Senior Notes due 2025 (the “Notes”).

Wells Fargo Bank, National Association is acting as trustee, registrar and paying agent. The Notes will bear interest at 5.00% per annum, payable semiannually in arrears on May 1 and November 1, commencing on November 1, 2015, and will mature on May 1, 2025.

The Notes are general senior obligations of the Company and rank equally in right of payment to the Company’s existing and future senior unsecured debt and rank senior in right of payment to the Company’s future debt that is expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Company’s secured indebtedness, including indebtedness under the Company’s amended and restated senior secured revolving credit facility, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all of the existing and future liabilities, including trade payables, of the Company’s subsidiaries.

Optional Redemption

At any time prior to May 1, 2018, the Company may redeem up to 40% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price of 105.00% of the principal amount thereof, plus accrued and unpaid interest thereon, if any.

In addition, the Company may choose to redeem all or any portion of the Notes prior to May 1, 2020, at a redemption price of 100% of the principal amount of the Notes to be redeemed plus (i) the excess of the present value on such redemption date of (A) the redemption price of such Notes to be redeemed on May 1, 2020, plus (B) all required remaining scheduled interest payments due on such Notes to be redeemed through May 1, 2020, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such Notes to be redeemed.

On or after May 1, 2020, the Company may redeem all or a part of the Notes at the prices set forth below, plus accrued and unpaid interest, if any, if redeemed during a 12-month period beginning on May 1 of the years indicated below:

Year	Price
2020	102.500%
2021	101.667%
2022	100.833%
2023 and thereafter	100.000%

Repurchase Offer upon a Change of Control

Upon the occurrence of a change in control (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase. However, the Company’s amended and restated senior secured revolving credit facility limits its ability to repurchase the Notes prior to their maturity.

Other Covenants

The Indenture contains covenants that limit, among other things, the Company’s and certain of the Company’s subsidiaries’ ability to (1) incur additional debt, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) incur liens, (6) impose restrictions on the ability of its subsidiaries to pay dividends or make payments to the Company and its restricted subsidiaries, (7) merge or consolidate with another person, and (8) dispose of all or substantially all of the Company’s assets. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The offering and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be reoffered or resold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Registration Rights Agreement

In connection with the offering of the Notes, the Company has agreed pursuant to a Registration Rights Agreement, dated as of April 27, 2015 (the “Registration Rights Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and the other several initial purchasers of the Notes, to use its reasonable best efforts to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. In addition, the Company agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

Item 8.01. Other Events

On April 20, 2015, Levi Strauss & Co. announced that it had priced the Company’s offering of $500.0 million aggregate principal amount of 5.00% Senior Notes due 2025. A copy of the press release is attached hereto as Exhibit 99.1.

On April 27, 2015, Levi Strauss & Co. announced that it had accepted $233,070,000 aggregate principal amount of 7 5⁄8% Senior Notes due 2020 (the “2020 Notes”) tendered by holders pursuant to the Company’s Offer to Purchase, dated April 20, 2015 (the “Offer to Purchase”). In addition, holders of a total of $6,687,000 aggregate principal amount of 2020 Notes have indicated that they will deliver their 2020 Notes pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase by the close of business on April 28, 2015. In addition, on April 27, 2015, the Company announced its election to redeem on May 27, 2015 all 2020 Notes that remain outstanding after the completion of the tender offer. A copy of the press release relating to these announcements is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 27, 2015, by and between Levi Strauss & Co. and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 27, 2015, by and between Levi Strauss & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release, dated April 20, 2015, announcing Levi Strauss & Co.’s pricing of Senior Notes due 2025.

99.2	Press Release, dated April 27, 2015, announcing Levi Strauss & Co.’s completion of the private placement of Senior Notes due 2025, acceptance of 2020 Notes tendered and election to redeem 2020 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: April 27, 2015	By:	/s/ Wade W. Webster
	Name:	Wade W. Webster
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 27, 2015, by and between Levi Strauss & Co. and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 27, 2015, by and between Levi Strauss & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

99.1	Press Release, dated April 20, 2015, announcing Levi Strauss & Co.’s pricing of Senior Notes due 2025.

99.2	Press Release, dated April 27, 2015, announcing Levi Strauss & Co.’s completion of the private placement of Senior Notes due 2025, acceptance of 2020 Notes tendered and election to redeem 2020 Notes.